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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                -----------------


                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of Earliest Event Reported): December 22, 2000



                              PENNACO ENERGY, INC.
             (Exact Name of Registrant as Specified in its Charter)



   Delaware                        000-24881                     88-0384598
  (State of                       (Commission                  (IRS Employer
Incorporation)                    File Number)               Identification No.)

        1050 17th Street, Suite 700
               Denver, Colorado                          80265-2076
   (Address of Principal Executive Offices)              (Zip Code)


       Registrant's Telephone Number, Including Area Code: (303) 629-6700

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ITEM 5.  OTHER EVENTS

         Effective December 22, 2000, Pennaco Energy, Inc. adopted certain amendments to the Rights Agreement governing its common share purchase rights, including amendments to (i) exempt the Agreement and Plan of Merger dated as of December 22, 2000 with Marathon Oil Company, an Ohio corporation, and Marathon Oil Acquisition 1, Ltd., a Delaware corporation ("Acquisition Sub"), and the transactions contemplated thereby, including the tender offer for all outstanding shares of the Company's common stock and the merger of Acquisition Sub with and into the Company, from the application of the Rights Agreement and
(ii) reflect the succession of Computershare Investor Services, L.L.C. as the Rights Agent for purposes of the Rights Agreement. Amendment No. 1 to the Rights Agreement is filed as an Exhibit to this Current Report on Form 8-K, and the contents of such Exhibit are incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

         4.1 Amendment No. 1, effective as of December 22, 2000, to the Rights Agreement, dated as of February 24, 1999, between Pennaco Energy, Inc. and Harris Trust and Savings Bank, as rights agent.










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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2001
                                      PENNACO ENERGY, INC.


                                      By: /s/ Paul M. Rady
                                          --------------------------------------
                                          Paul M. Rady
                                          President and Chief Executive Officer










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                                  EXHIBIT INDEX



      EXHIBIT
      NUMBER       DESCRIPTION
      ------       -----------

        4.1 Amendment No. 1, effective as of December 22, 2000, to the Rights Agreement, dated as of February 24, 1999, between Pennaco Energy, Inc. and Harris Trust and Savings Bank, as rights agent.